AMENDED  AND  RESTATED  CREDIT  AGREEMENT



This Amended and Restated Credit Agreement is entered into by and between NBD Bank, N.A., a national banking association (the "Bank") whose address is One Indiana Square, Indianapolis, IN 46266, has approved the uncommitted credit authorization(s) and Term Loan(s) listed below (collectively, the "Credit Facilities", and, individually as designated below) to MADE2MANAGE SYSTEMS, INC. (the "Borrower"), whose address is 9002 Purdue Road, Indianapolis, IN 46268 subject to the terms and conditions set forth in this agreement and the Bank's continuing satisfaction with the Borrower's managerial and financial status. Disbursements under the Credit Facilities are solely at the Bank's discretion. Any disbursement on one or more occasions shall not commit the Bank to make any subsequent disbursement.

WHEREAS, Borrower and the Bank entered into a Credit Agreement dated as of June 9, 1995, as amended by First Amendment dated September 27, 1995, as amended by Second Amendment dated March 27, 1996, as amended by Third Amendment dated June 25, 1996, as amended by Fourth Amendment dated May 14, 1997 ("Original Credit Agreement") pursuant to which the Bank agreed to extend uncommitted credit facilities to Borrower upon the terms and conditions set forth therein (the "Original Credit Facility"); and

WHEREAS, Borrower and the Bank wish to (a) restate the Original Credit Agreement and any amendments to restructure the Original Credit Facilities and (b)to amend various other provisions of the Original Credit Agreement; and

WHEREAS, pursuant to the terms of this Amended and Restated Credit Agreement (i) the Original Credit Agreement shall be replaced by this Amended and Restated Credit Agreement, (ii) all obligations of the Borrower, under the Original Credit Agreement, to the extent not repaid, shall be deemed to be obligations of the Borrower under this Agreement and all provisions of this Agreement shall be effective;

NOW THEREFORE, in consideration of the above recitals and the terms and conditions contained herein the Borrower agrees that (a) the Original Credit
Facilities arc restated as contained herein and (b) the Original Credit Agreement is hereby amended and restated as follows:

1.     Credit  Facilities.

     1.1 Facility A. The Bank has approved an uncommitted Credit Authorization to the Borrower in the principal sum not to exceed $1,000,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Demand Business Loan Note executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section as the "Notes"). The proceeds of Facility A shall be used for the following purpose: working capital. Facility A shall expire on July 1, 1999 unless earlier withdrawn.

     1.2 Facility B (Purchase Money Term Loans). The Bank has approved an uncommitted Credit Authorization to the Borrower in the principal sum not to exceed $100,000.00 in the aggregate at any one time outstanding ("Facility B"). Facility B shall be in the form of loans evidenced by the Borrower's notes on the Bank's form (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section as the "Notes"), the proceeds of which shall be used to purchase the following: equipment: interest on each loan shall accrue at a rate to be agreed upon by the Bank and the Borrower at the time the loan is made. The maturity of each Note shall not exceed 60 months from the Note date. Notwithstanding the aggregate amount of Facility B stated above, the original principal amount of each loan shall not exceed the lesser of 75% of the cost of the equipment purchased with loan proceeds or $100,000.00. Facility B shall expire on July l, 1999 unless earlier withdrawn.

2.     Conditions  Precedent.

     2.1 Conditions Precedent to Initial Extension of Credit. Before the first extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

          A. Loan Documents. The Notes; and any other loan documents which the Bank may reasonably require to give effect to the transaction contemplated by this agreement

          B. Evidence of Due Organization and Good Standing. Evidence satisfactory to the Bank of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement and/or other loan documents required by this agreement. That evidence shall include, in the case of a corporation, articles of incorporation, bylaws, and a certificate of existence, in the case of a partnership, the partnership agreement, and in the case of a limited liability company, the articles of organization, the operating agreement and a certificate of existence; and

          C. Evidence of Authority to Enter into Loan Documents. Evidence satisfactory to the Bank that (i) each party to this agreement and/or the other loan documents required by this agreement is authorized to enter into the transactions contemplated by this agreement and the other loan documents, and
(ii)  the  person  signing  on behalf of each such party is authorized to do so.

     2.2 Conditions Precedent to Each Extension of Credit. Before any extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the following conditions shall have been satisfied:

          A. Representations. The representations contained in Section 10 shall be true on and as of the date of the extension of credit;

          B. No Event of Default. No event of default shall have occurred and be continuing or would result from the extension of credit;

          C. Continued Satisfaction. The Bank shall have remained satisfied with the Borrower's managerial and financial status; and

          D. Additional Approvals, Opinions, and Documents. The Bank shall have received such other approvals, opinions and documents as it may reasonably request.

3.     Requests  to  Borrow.

     3.1 Requests to Borrow. The Borrower may authorize certain of its officers and/or other agents to request advances by telephone or other means of communication. That authorization shall be on the Bank's form.

4.     Fees  and  Expenses.

     4.1 Fees. Upon execution of this agreement, the Borrower shall pay the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: Closing Fee of $500 .00.

     4.2 Out-of-Pocket Expenses. In addition to any fee set forth above, the Borrower shall reimburse the Bank for its out-of pocket expenses (if any), and reasonable attorneys' fees allocated to the Credit Facilities.

5. Collateral/Setoff. To secure payment of the borrowings under the Credit Facilities and all of the Borrower's other liabilities to the Bank, the Borrower grants to the Bank a continuing security interest in: (i) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity) and (ii) all balances of deposit accounts of the Borrower with the Bank. The Bank shall have the right at any time to apply its own debt or liability to the Borrowers or to any other party liable for payment of the Credit Facilities, in whole or partial payment of those Credit Facilities or other present or future liabilities, without any requirement of mutual maturity.

6. Cross-Lien. Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, shall also secure payment of and be part of the Collateral for the Credit Facilities.

7. Affirmative Covenants. So long as any debt remains outstanding under the Credit Facilities, the Borrower, and each of its subsidiaries, if any, shall:

     7.1 Insurance. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business and industry practices.

     7.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate fluids or security has been pledged to insure payment

     7.3 Financial Records. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank.

     7.4 Management. Maintain David IL Wortman as Chief Executive Officer, unless Borrower has prior Written approval of the Band.

     7.5 Financial Reports. Furnish to the Bank whatever information, books, and records the Bank may reasonably request, including at a minimum: If the Borrower has subsidiaries, all financial statements required will be provided on a consolidated and on a separate basis.

          A. Within 45 days after each quarterly period' a balance sheet as of the end of that period and a statement of profit, loss and surplus, from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

          B. Within 90 days after, and as of the end of, each of its fiscal years, a detailed audit including a balance sheet and statement of profit, loss and surplus, certified by an independent certified public accountant of recognized standing.

8.     Negative  Covenants.

     8.1 Definitions. As used in this agreement, the following terms shall have the following respective meanings:

          A. "Subordinated Debt" shall mean debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.
          B. "Working Capital" shall mean current assets less the sum of current liabilities and due from Affiliates.
          C. "Tangible Net Worth" shall mean total assets less the sum of intangible assets, due from Affiliates, and total liabilities. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.
          D. "Affiliate" shall mean shareholder, partners, owners, and subsidiaries, and entities owned or controlled by such parties.
          E. "Cash Flow Coverage" shall mean earnings before interest and taxes plus depreciation and amortization less taxes less dividends less unfunded capital expenditures plus extraordinary losses less extraordinary gains divided by interest plus scheduled principal payments.

     8.2 Unless otherwise noted, the financial requirements set forth in this Section shall be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

     8.3 Without the written consent of the Bank, so long as any debt remains outstanding under the Credit Facilities, the Borrower will not: (where appropriate, covenants shall apply on a consolidated basis)

          A. Debt. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Credit Facilities. For purposes of this covenant, the sale of any accounts receivable shall be deemed the incurring of debt for borrowed money.

          B. Guaranties. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

          C. Liens. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens for taxes being contested in good faith.

          D. Advances and Investments. Purchase or acquire any securities of; or make any loans or advances to, or investments in, any person, firm or corporation, except as listed on the attached Exhibit A.

          E. Use of Proceeds. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board's Regulation U. At the Bank's request, the Borrower will furnish a completed Federal Reserve Board's Form U-l.

          F. Current Ratio. Permit the ratio of its current assets to its current liabilities to be less than 1.0 to 1.00.

          G. Cash Flow Coverage Ratio. Permit the ratio of its Cash Flow Coverage to be less than 2.00 to 1.00.

          H. Debt and Leases. Permit the aggregate amount of debt and\or lease obligations, except debt owed to the Bank, exceed $500,000.00 in any one fiscal year.

9. Representations by Borrower. Each Borrower represents that: (a) the execution and delivery ,of this Agreement and the Notes and the performance of the obligations they impose do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or ether third party; (b)this agreement and the Notes are valid and binding agreements, enforceable according to their terms; and (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank arc accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower also represents that this agreement evidences a business loan exempt from the Federal Truth In Lending Act (15 USC 1601. et seq), the Federal Reserve Bank's Regulation Z (12 CFR 226, et seq), and the Indiana Uniform Consumer Credit Code (IC 24-4.5-1-101, et seq). Each Borrower, other than a natal person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

10.     Default/Acceleration.

     10.1 Events of Default Acceleration. The Credit Facilities shall terminate and all borrowings under them shall become due immediately, without notice, at the Bank's option, if any of the following events occurs:

          A. The Borrower of any of the Credit Facilities falls to pay when due any amount payable under the Credit Facilities or under any agreement or instrument evidencing debt to any creditor.
          B. The Borrower (a) falls to observe or perform any other term of this agreement or the Notes; (b)makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than borrowings under the Credit Facilities) such that the creditor declares the debt due before its maturity.
          C. There is a default under the terms of any loan agreement, mortgage, security agreement or any other document executed as part of the Credit Facilities.
          D. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.
          E. The Borrower becomes insolvent or unable to pay its debts as they become due.
          F. The Borrower (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction.
          G. A custodian, receiver or trustee is appointed for the Borrower or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment.
          H. Proceedings are commenced against the Borrower under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and those proceedings remain undismissed for 60 days after commencement; or the Borrower consents to the commencement of such proceedings.
          I. Any judgment is entered against the Borrower or any attachment, levy or garnishment is issued against any property of the Borrower.
          J.     The  Borrower  dies.
          K. The Borrower without the Bank's written consent, which shall not be unreasonably withheld, (a) is dissolved, (b)merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other corporation or business entity, except in the ordinary course of business, (e) agrees to do any of the foregoing, (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).
          L. The loan-to-value ratio of any pledged securities at any time exceeds the Bank's limit for securities of the type pledged, and that excess continues for five (5) days after notice from the Bank to the Borrower.
          M. There is a substantial change in the existing or prospective financial condition, of the Borrower which the Bank in good faith determines to be materially adverse.

          N.     The  Bank  in  good  faith  shall  deem  itself  insecure.

10.2 Remedies. If the borrowings under the Credit Facilities are not paid at maturity, whether by demand, accelerated or otherwise, the Bank shall have all of the rights and-remedies provided by any law or agreement Any requirement of reasonable notice shall be met if the Bank sends the notice to tie Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of any collateral to be transferred to or registered in its name or in the name of any other person, or business entity, with or without designation of the capacity of that nominee. The Borrower is liable for any deficiency remaining after disposition of any collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of the Credit Facilities, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

11.     Miscellaneous.

     11.1 Notice from one party to another relating to this agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth under its name below by any of the following means: (a) hand delivery,
(b)registered or certified mail, postage prepaid, with return receipt requested,
(c) Federal Express or-like overnight courier service or (d) fax, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this section shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class, registered or certified mail, or one business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

     11.2 No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

     11.3 This agreement, the Notes, and any related loan documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and such validity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

     11.4 The Borrower, if more than one, shall be jointly and severally liable.

     11.5 This agreement is delivered in the State of Indiana and governed by Indiana law. This agreement is binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns.

     11.6 Section headings are for convenience of reference only and shall not affect the interpretation of this agreement.

12. Waiver of Jury Trial. The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement or any of the transactions contemplated by this agreement or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counter-claim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.


     Executed  by  the  parties  as  of:  May  29,  1998.







"BANK"                              "BORROWER":


NBD Bank, N.A.                      MADE2MANAGE SYSTEMS, INC.

By: _________________________       By: ______________________________

Janet K. Carter, Vice President

                                    __________________________________

                                    Printed Name                 Title



ADDRESS FOR NOTICES:                ADDRESS FOR NOTICES:



NBD Bank, N.A.                      MADE2MANAGE SYSTEMS, INC.

One Indiana Square                  9002 Purdue Road

Indianapolis, IN 46266              Indianapolis, IN 46268



Facsimile/Telex No. (317) 266-6505  Facsimile/Telex No. ____________________

EXHIBIT  A

MADE2MANAGE  SYSTEMS,  INC

INVESTMENT  POLICY  AND  INVESTMENT  GUIDELINES

INVESTMENT  POLICY

The excess fluids of Made2Manage Systems, Inc. (the Company) will be managed to safeguard these corporate assets while concurrently generating a rate of return. The investment portfolio will be diversified as required to address short-term liquidity needs and conform with concentration limits established in the following investment Guidelines. investments will be deployed in a manner designed to enhance the corporation's long-term, strategic banking relationships.

The Vice President, Finance and Treasurer is charged with the oversight of the investment program. This includes authority as necessary to direct the program including the authority to open accounts with investment institutions, to establish safekeeping accounts or other arrangements for the custody of securities, and to execute such documents as may be necessary. Vice President, Finance and Treasurer also has the authority to delegate the daily investment activities to the Controller. The Controller will be responsible for the implementation of and continued compliance with this Investment Policy and the investment Guidelines.

The  primary  objectives  of  the  Company's  investments  are:

I.     Portfolio  Structure  and  Maturity  Parameters

     A.     Internally  Managed  investments

          A liquidity portfolio is maintained by Finance Department personnel and is the primary source of cash for operations and unexpected requirements. The liquidity portfolio is described as follows:

          1.     Purpose:  To  provide  immediate  liquidity

          2.     Horizon:  Invested  maturities  of  up  to  one  month

     B.     Externally  Managed  Investments

          The externally managed portfolios are maintained by outside investment professionals and are the secondary source of cash. These investment Managers are bound to these investment guidelines:

          1.     Purpose:  To  provide  short  term  investment  maturities.

          2. Horizon: Average portfolio maturity of one year or less with individual investment maturities of one (I) year or less from the current fiscal quarter end

II.     Investment  Institutions

     Investment instruments may only be purchased from one of the approved investment institutions listed in Appendix A. An investment institution is defined as a bank or market dealer/brokerThe Board of Directors must approve any additions to this list.

III.     Investment  Instruments

     At the time of purchase of the investment instrument the investment Instrument must meet or exceed all of the published short term investment criteria listed below. These investment criteria assess the credit risk of the investment instrument.- They do not assess the interest rate risk and reinvestment risk of the investment instrument.

     The currently approved investment instruments are listed below. The maturities of these investment instruments must meet the maturity guidelines listed in Section III - PORTFOLIO STRUCTURE AND MATURITY PARAMETERS. The maturities of any investment can be based on a reset of the interest rate if there is a put within the maturity guidelines that maintains the par value of the investment. Any additions, deletions or modifications to this list must be approved in writing by Vice President, Finance and Treasurer.

     A. U.S. TREASURY SECURITIES - may invest in bills, notes, and bonds that are direct obligations of the United States Treasury, or those for which the full faith and credit of the United States is pledged for the payment of principal and interest thereon.

     B. U.S. GOVERNMENT AGENCY SECURITIES - may invest in bonds, notes, debentures, or other obligations or securities issued by a specified U.S. Federal Government Agency or a government-sponsored agency that have a line of credit with the United States Treasury The specified Agencies are FNMA, FHLB, FHLMC, and SLMC.

     C. REPURCHASE AGREEMENTS - may invest in repurchase agreements that are at least 100% collateralized by securities listed in Sections III.A. or III.B. The securities collateralizing the repurchase agreement must be indicated a the time of purchase as well as on the confirmation.

     D. CERTIFICATES OF DEPOSIT - may invest in time certificates of deposit, savings, or deposit accounts with the Company's commercial banks, provided such deposits at any one institution total less than the dollar limit for qualification for FDIC insurance ($100,000 as of June 1998).

     E. MONEY MARKET FUNDS - may invest in a Money Market Fund having assets of at least $100 million, short-term ratings of A-1/P-1, and whose investment policies are consistent with the criteria outlined herein.

     F. MUNICIPAL BONDS/NOTES - may invest in Municipal Bonds or Notes issued by counties, cities, states, or governmental entities or by a financial intermediary which are:

          1.     rated  in  accordance  with  the  following  guidelines,

          2. otherwise secured by letters of credit issued by the Company's commercial banks, or

          3. prerefunded or escrowed to maturity using U.S. Treasury Securities or approved U.S. Government Agency Securities.







                 Short Term          Long Term
Rating Agency    Taxable     Exempt  Taxable    Exempt

Standard & Poor  A-I         SP-I    A          A

Moody            P-I         MIG-I   A          A



          If these criteria are not met after purchase and if there is no penalty for selling before maturity, then the Investment Instrument must be sold. If these criteria are not met after purchase and if there is a penalty for selling before maturity, then the Investment instrument may be either sold or held to maturity based upon the written approval of the Vice President, Finance and Treasurer.

     G. AUCTION RATE MUNICIPAL BONDS - may invest in Auction Rate Municipal Bonds in accordance with the ratings guidelines described in section F.

     H. COMMERCIAL PAPER - may invest in Commercial Paper with short-term ratings described in section F

     I. AUCTION RATE PREFERRED STOCK - may invest in an Auction Rate Preferred Stock issued by a domestic corporation or financial intermediary that is over 100% collateralized by securities listed in Sections III.A. or III.B.

IV.     Diversification

     In order to minimize risk through effective diversification, the investment portfolio must be maintained according to the parameters listed below:

     A. Investment Managers are limited to $11,000,000 or 33% of the total portfolio, whichever is greater.

     B. Investment instruments are limited to $1,000,000 with any one issuer, except for U.S. Treasuries or U.S. Government Agencies which are limited to $1,000,000 on any one issue.

V.     Foreign  Currency  Hedging

     Foreign currency financial instruments may be used for the purpose of hedging, including the use of cash advances. The primary objective of such hedge instruments or cash advances to a foreign currency is to manage foreign exchange risk.

     The Vice President, Finance and Treasurer shall have the short-term (tactical) responsibility for execution of hedge instruments. The Vice President, Finance and Treasurer also has ongoing responsibility to identify alternative hedge instruments and minimize investment risk.

VI.     Performance  Measurement

     Within practical limitations, the performances of the Company's portfolio will be measured against one or more indices which reflect comparable investments with respect to quality, liquidity, and diversification.

VII.     Distribution

     A copy of this Investment Policy and Investment Guidelines shall be distributed to each of the approved Investment institutions. It shall be the responsibility of each Investment institution to certify to the Company that they have received both the Investment Policy and-the Investment Guidelines. The form of certification is shown in Appendix B.

VIII.     Reporting  Requirements

     At the end of each month (and more frequently if requested), the Controller will provide the Vice President, Finance and Treasurer with a summary report of investments. The report shall include the type of Investment Instrument, the name of the Investment institution, the agent or broker, the yield to maturity, the term, the principal, and the market value. In addition, the Controller shall be prepared to present and discuss investment transactions for the month, including the names of investment institutions, agents, or brokers involved in each transaction, and with regard to sales, the gain or loss on each transaction.

     To the extent that the investment portfolio exceeds 25% of the company's net equity position, the Controller's then current monthly report will be included in quarterly information supplied to the Board of Directors as a regular review item.

IX.     Review  of  Taxability

     At least once every quarter, the Company's expected future tax position will be assessed. Based upon the assessment, the investment guidelines will be modified as appropriate to reflect the Company's expected tax position width respect to tax exempt instruments. The Vice President, Finance and Treasurer and Controller will participate in this assessment.

X.     Method  of  Accounting

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. In accordance with Statement of Financial Accounting Standards No. 115 (FAS 115), "Accounting for Certain Investments in Debt and Equity Securities", the Company will classify its investments among three categories: held-to-maturity securities, which are reported at amortized cost; trading securities, which are reported at &ir value, with unrealized gains and losses included ill- earnings; and available-for-sale securities, which are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. If the Company has the ability, and management intends, to retain all investments held to their stated maturities such investments will be classified as held-to-maturity.

XI.    Safekeeping

     The Company will not take delivery of Investment instruments. The Company does require a timely confirmation of sale and/or safekeeping receipt giving 11111 particulars of the transaction and security purchased. Where a confirmation is accepted in lieu of a safekeeping receipt, such confirmation must clearly state that the securities are held in safekeeping and the location held if different from the bank, agent, or broker issuing the confirmation.

Appendix  A



MADE2MANAGE  SYSTEMS,  INC.
INVESTMENT  INSTITUTIONS




Current Approved Advisors:     NBD Bank

                               First Albany Corporation



Additional Approved Advisors:  Van Kasper Advisors

                               Hambrecht and Quist

Appendix  B


MADE2MANAGE  SYSTEMS,  INC

INVESTMENT  INSTITUTION  CERTIFICATION


I hereby certify that I have received the Investment Policy and the Investment Guidelines of Made2Manage Systems, Inc. and that we will comply with the Investment Guidelines when making investment recommendations.




     Signature  __________________________


     Printed  Name  __________________________


     Company  __________________________


     Date  __________________________